Exhibit 99.1
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Brian Lantz, (336) 519-7130
HANESBRANDS INC. TO ACQUIRE GEAR FOR SPORTS
Gear For Sports, a Champion Brand Licensee, Has a Leading Position in the Collegiate Bookstore Apparel Market
Accretive to Earnings Immediately Through Growth and Cost Synergies, Acquisition Adds $0.20 EPS in First 12 Months, Growing to $0.30 EPS in Second 12 Months
Analyst Conference Call and Webcast Scheduled at 9 a.m. Today to Discuss Acquisition
WINSTON-SALEM, N.C. (Aug. 10, 2010) — Hanesbrands Inc. (NYSE: HBI) today announced that it has entered into a definitive purchase agreement to acquire GearCo, Inc., known as Gear For Sports, a leading seller of licensed logo apparel in collegiate bookstores.
Gear For Sports, which sells embellished licensed apparel under several brand names, including Hanesbrands’ fast-growing Champion label, had sales of approximately $225 million and an operating profit margin of more than 11 percent of sales in its 2010 fiscal year ended in June.
The acquisition, expected to close in the fourth quarter, will be immediately accretive to earnings per share. The acquisition is expected to add approximately $0.20 in EPS in the first 12 months after closing, growing to approximately $0.30 EPS in the second 12 months.
“This acquisition will create great value and immediately add to our growth momentum,” Hanesbrands Chairman and Chief Executive Officer Richard A. Noll said. “We have significant growth synergies in both the collegiate bookstore channel and our existing retail channels and can take advantage of our low-cost global supply chain. This acquisition is an excellent way to leverage the growth platform we have just built and create value for our shareholders.”
The purchase price is $55 million in cash for shareholders’ equity plus assumption of approximately $170 million of debt of the privately held company, which equates to a valuation metric of approximately 7 1/2 times enterprise value to EBITDA.

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In lieu of paying down existing Hanesbrands’ debt at year end, the company will use 2010 free cash flow to pay for the acquisition and retire Gear For Sports’ debt. Hanesbrands continues to project a 2010 debt-to-EBITDA leverage ratio of approximately 3 1/2 times on a pro forma basis.
The acquisition is expected to close in the fourth quarter after completion of customary closing matters. All necessary approvals, including those of both companies’ boards of directors and Gear For Sports investors, have been obtained. The acquisition requires no restructuring or write-offs and, therefore, will not be negative or dilutive to Hanesbrands’ fourth-quarter earnings or to the company’s current 2010 earnings guidance of $2.25 to $2.35 per share.
The Gear For Sports acquisition, which meets all of Hanesbrands’ acquisition criteria, significantly strengthens the company’s strategy of creating stronger branded and defensible businesses in its Outerwear Segment, which has included building its Champion activewear brand and increasing sales of higher-margin graphic apparel. After the acquisition, approximately 20 percent to 25 percent of Hanesbrands’ Outerwear Segment sales will be graphic apparel.
Founded in 1974, Gear for Sports is one of the largest providers of college and athletic licensed logo apparel, selling T-shirts, fleece and other embellished sportswear to college bookstores, golf pro shops and leisure resorts and destinations under the Champion brand since 2001 and under Gear for Sports and other brands. A specialist in quick-turn embellished apparel, Gear For Sports has an accomplished in-house design team that produces up to 80,000 graphic apparel designs per year. Hanesbrands global supply chain will be able to more efficiently supply the apparel used in Gear For Sports’ state-of-the-art embellishment facilities, including in Lenexa, Kan., Chillicothe, Mo., and Reynosa, Mexico.
“Gear For Sports is a graphic apparel powerhouse with a phenomenal team,” said William J. Nictakis, Hanesbrands’ president, chief commercial officer. “Together we have tremendous opportunities to expand, drive growth and take market share.”
Gear For Sports senior management will remain in place to run the business, and the administrative, operational, production and sales structure will remain intact, with management offices remaining in Lenexa, Kan. Gear For Sports President Larry Graveel intends to retire but will remain in his role for approximately six months, while Chief Financial Officer Craig Peterson and Executive Vice President of Sales Jim Malseed will remain in place and continue to lead the business.
“We have a great organization with the best professionals in the embellished and graphic apparel business,” Graveel said. “Joining Hanesbrands, our longtime partner, is the next logical step for our growth, and we look forward to being a part of Hanesbrands to take Gear For Sports to the next level.”

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Webcast Conference Call
Hanesbrands will host a live Internet webcast of a special investor conference call at 9 a.m. EDT today to discuss the acquisition. The broadcast may be accessed on the home page of the Hanesbrands corporate website, www.hanesbrands.com.
An archived replay of the conference call webcast will be available in the investors section of the Hanesbrands website. A telephone playback will be available from approximately 11 a.m. EDT today through midnight Aug. 17, 2010. The replay will be available by calling toll-free (800) 642-1687, or by toll call at (706) 645-9291. The replay pass code is 93137436.
Certain Financial Measures
EBITDA, or earnings before interest, taxes, depreciation and amortization, is a non-GAAP financial measure. Debt-to-EBITDA leverage ratio is calculated by dividing total debt by EBITDA. Hanesbrands has chosen to use EBITDA to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating Hanesbrands’ operations. This non-GAAP information should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP or other pro forma measures used by other companies. Hanesbrands’ EBITDA data and reconciliation to reported GAAP data can be found in Table 2 of the company’s quarterly earnings press releases.
Cautionary Statement Concerning Forward-Looking Statements
Statements in press releases, made at investor conferences, or contained in certain other written, electronic and oral communications that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the anticipated closing date of the acquisition, the effect of the acquisition on the company’s financial results, our long-term goals and trends associated with our business. These forward-looking statements, if made, are based on current intent, beliefs, plans and expectations, and involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements, including whether the conditions to closing the acquisition are met, risks related to integrating Gear For Sports, and the failure to realize anticipates synergies or operational efficiencies. The company cautions investors not to place undue reliance on any forward-looking statements and encourages investors to review risk factors contained in the company’s most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, registration statements, press releases and other communications. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

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Hanesbrands Inc.
Hanesbrands Inc. is a leading marketer of everyday apparel essentials under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there and Wonderbra. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Hanesbrands has approximately 50,000 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. More information about the company and its corporate social responsibility initiatives, including the company’s 2010 U.S. Environmental Protection Agency Energy Star Partner of the Year Award, may be found on the Hanesbrands Internet website at www.hanesbrands.com.
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